UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2018

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue

Greensboro, North Carolina 27410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (336) 294-4410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2018, Unifi, Inc. (the “Company”) and its beneficially-owned subsidiaries, Unifi Manufacturing, Inc. (“UMI” and, together with the Company, the “Borrowers”), Unifi Sales & Distribution, Inc. (“USD”) and See 4 Process Improvement Solutions, LLC (“See 4” and, together with USD, the “Guarantors”), entered into a Third Amendment to Amended and Restated Credit Agreement and Second Amendment to Amended and Restated Guaranty and Security Agreement (the “Amendment”) with Wells Fargo Bank, National Association, as a lender and as the administrative agent for the lenders thereunder (the “Agent”), Bank of America, N.A., as a lender (“BofA”), and Fifth Third Bank, as a lender (“Fifth Third” and, collectively with BofA and the Agent, in its capacity as a lender, the “Lenders”).

The Amendment amends (i) the Amended and Restated Credit Agreement, dated as of March 26, 2015, by and among the Borrowers, the Agent and the Lenders (the “Original Credit Agreement”), as previously amended by the First Amendment to Amended and Restated Credit Agreement dated as of June 26, 2015 (the “First Credit Agreement Amendment”), and as further previously amended by the Second Amendment to Amended and Restated Credit Agreement dated as of November 19, 2015 (the “Second Credit Agreement Amendment”; the Original Credit Agreement, as so amended by the First Credit Agreement Amendment and the Second Credit Agreement Amendment, the “Credit Agreement”); and (ii) the Amended and Restated Guaranty and Security Agreement dated as of March 26, 2015, by and among the Borrowers, the Guarantors and the Agent (the “Original Guaranty and Security Agreement”), as previously amended by the First Amendment to Amended and Restated Guaranty and Security Agreement dated as of June 26, 2015 (the “First Guaranty and Security Agreement Amendment”; the Original Guaranty and Security Agreement, as so amended by the First Guaranty and Securitiy Agreement Amendment, the “Guaranty and Security Agreement”).

The Credit Agreement relates to a $200 million senior secured credit facility (the “ABL Facility”), consisting of a $100 million revolving credit facility (the “Revolver”) and a term loan of up to $100 million (the “Term Loan”).  Certain capitalized terms used but not defined herein have the meanings given to them in the Amendment, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Among other items, the Amendment makes the following changes to the Credit Agreement:

•	extends the Maturity Date from March 26, 2020 to December 18, 2023;
•	decreases the Applicable Margin for Base Rate Loans by 25 basis points (from a range of 0.50% to 1.00% prior to the Amendment to a range of 0.25% to 0.75% after the Amendment);
•	decreases the Applicable Margin for LIBOR Rate Loans by 25 basis points (from a range of 1.50% to 2.00% prior to the Amendment to a range of 1.25% to 1.75% after the Amendment);
•	increases the uncommitted accordion feature under which the Borrowers may request an increase to the maximum amount available under the Revolver from $50 million to $75 million;
•	decreases the frequency of certain financial reporting obligations from monthly to quarterly, so long as certain conditions are met;

•

increases the amount of certain Permitted Indebtedness thresholds from $1 million to $5 million in the case of Acquired Indebtedness, from $5 million to $15 million in the case of certain unsecured subordinated Indebtedness and from $10 million to $25 million in the case of certain other unsecured Indebtedness, and includes as a new category of Permitted Indebtedness up to $20 million in certain secured subordinated Green Bond Indebtedness; and

•	adds a new affirmative covenant relating to compliance by the Company and its affiliates with applicable anti-corruption and anti-money laundering laws.

The Amendment also updates the Collateral descriptions included on the schedules to the Guaranty and Security Agreement to reflect changes from the date that these schedules were last amended.  In addition, the Amendment requires that, on or prior to December 31, 2018, the Company will pledge as additional security for the ABL Facility 65% of the equity interests held by the Company in Unifi Holding Asia, B.V., a recently formed, first-tier foreign subsidiary of the Company.

In connection with the Amendment, the Borrowers reset the principal amount of the Term Loan from $80 million immediately prior to the effectiveness of the Amendment to an amount equal to $100 million.  The net proceeds from this additional indebtedness were used to pay down Revolver indebtedness to an amount equal to approximately $8,000,000, inclusive of $450,000 in lender commitment fees that were paid by the Borrowers to the Lenders with the use of Revolver proceeds in connection with the Amendment.  Under the terms of the Amendment, the principal outstanding under the Term Loan is repayable in quarterly installments of $2,500,000 beginning April 1, 2019, subject to the mandatory and discretionary prepaymet provisions set forth in the Credit Agreement, as amended by the Amendment.

Other than in respect of the Amendment, the Credit Agreement, the Guaranty and Security Agreement and the related documents, neither the Company nor any of its affiliates have any material relationship with any of the other parties to the Credit Agreement and related documents, other than that each of the Lenders has performed, and may in the future perform, various commercial banking, investment banking, underwriting, trust and other financial advisory services for the Company and/or its affiliates, for which it has received, and will receive, only customary fees and expenses.

Except as set forth above and in the Amendment, the Credit Agreement, the Guaranty and Security Agreement and all related documents continue in effect and remain unchanged.  The above descriptions of the Amendment, the Credit Agreement and the Guaranty and Security Agreement are qualified in their entirety by reference to (i) the full text of the Amendment (including all exhibits and schedules thereto), a copy of which is attached hereto as Exhibit 4.1 and is incorporated into this Item 1.01 by reference; (ii) the Original Credit Agreement, the First Credit Agreement Amendment and the Second Credit Agreement Amendment (including all exhibits and schedules to each such document), copies of which were filed with the Securities and Exchange Commission as Exhibit 4.1 to the Current Report on Form 8-K filed March 31, 2015, Exhibit 4.1 to the Current Report on Form 8-K filed June 30, 2015 and Exhibit 4.1 to the Current Report on Form 8-K filed November 23, 2015, respectively; and (iii) the Original Guaranty and Security Agreement and the First Guaranty and Securitiy Agreement Amendment (including all exhibits and schedules to each such document), copies of which were filed with the Securities and Exchange Commission as Exhibit 4.2 to the Current Report on Form 8-K filed March 31, 2015 and Exhibit 4.2 to the Current Report on Form 8-K filed June 30, 2015, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 1.01 above is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
4.1

Third Amendment to Amended and Restated Credit Agreement and Second Amendment to Amended and Restated Guaranty and Security Agreement, dated as of December 18, 2018, by and among Unifi, Inc. and Unifi Manufacturing, Inc., as borrowers, Unifi Sales & Distribution, Inc. and See 4 Process Improvement Solutions, LLC, as guarantors, Wells Fargo Bank, National Association, as agent for the lenders party thereto, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Date: December 20, 2018	By:	/s/ Jeffrey C. Ackerman
Jeffrey C. Ackerman
Executive Vice President & Chief Financial Officer